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The Board of Directors
ComLink Communications Company

June 30, 2006

Gentlemen:

Please be advised that I hereby resign as an officer and director of ComLink Communications Company effective as of today's date.

Please  be  further  advised  that  my  resignation  does  not  arise  from  any
disagreement   with  the  Company  on  any  matter  relating  to  the  Company's operations, policies or practices.

Very truly yours,

/s/  James Bell


















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